      As filed with the Securities and Exchange Commission on July 7, 2000

                                                       Total Number of Pages - 4
                                                   Index to Exhibits at Page - 4

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                                  ___________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12 (b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                           RITA MEDICAL SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                    94-3199149
(State of Incorporation or Organization)       (IRS Employer Identification No.)

                             967 N. Shoreline Blvd.
                            Mountain View, CA 94043
          (Address of Principal Executive Offices, Including Zip Code)

    If this form relates to the registration of a       If this form relates to the registration
    class of securities pursuant to Section 12(b)       of a class of securities pursuant to
    of the Exchange Act and is effective pursuant       Section 12(g) of the Exchange Act and is
    to General Instruction A.(c), check the             effective pursuant to General
    following box.[_]                                   Instruction A.(d), check the following
                                                        box.  [X]

Securities Act registration statement file number to which this form relates:
                           333-36160 (if applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

               Title of Each Class               Name of Each Exchange on Which
               to be so Registered               Each Class is to be Registered
               -------------------               ------------------------------

                       None                                    None

       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $0.001
                                (Title of Class)

Item 1.    Description of Registrant's Securities to be Registered
           -------------------------------------------------------

           Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 filed on or about May 3, 2000 (SEC File No. 333-36160) (the "Form S-1 Registration Statement").
      -------------------------------

Item 2.    Exhibits
           --------

           The following exhibits are filed as a part of this Registration
           Statement:

           1. Specimen certificate for Registrant's Common Stock-incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement.

           2. Certificate of Incorporation of the Registrant- incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.

           3. Amended and Restated Certificate of Incorporation of the Registrant to become effective upon completion of the Registrant's initial public offering-incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

           4.     Bylaws of the Registrant-incorporated herein by reference to
                  Exhibit 3.3 to the Form S-1 Registration Statement.

           5. Amended and Restated Bylaws to become effective upon completion of the Registrant's initial public offering-incorporated herein by reference to Exhibit 3.4 to the Form S-1 Registration Statement.

           6. Sixth Amended and Restated Shareholder Rights Agreement dated May 26, 2000 between the Registrant and certain holders of the Registrant's securities-incorporated herein by reference to
                  Exhibit 10.1 to the Form S-1 Registration Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 7, 2000           RITA MEDICAL SYSTEMS, INC.

                             By:  /s/  Marilynne Solloway
                                  -----------------------
                                  Marilynne Solloway, Chief Financial Officer
                                  and Vice President, Finance and
                                  Administration

                               INDEX TO EXHIBITS

                                                                           Sequentially
                                                                           ------------
 Exhibit No.                        Description                            Numbered Page
 -----------                        -----------                            -------------

   1.            Specimen certificate for Registrant's Common              Incorporated by
                 Stock.                                                    reference

   2.            Certificate of Incorporation of the Registrant.           Incorporated by
                                                                           reference

   3.            Form of Amended and Restated Certificate of               Incorporated by
                 Incorporation of the Registrant to become                 reference
                 effective upon completion of the Registrant's
                 initial public offering.

   4.            Bylaws of the Registrant.                                 Incorporated by
                                                                           reference

   5.            Amended and Restated Bylaws of the Registrant to          Incorporated by
                 become effective upon completion of the                   reference
                 Registrant's initial public offering.

   6.            Sixth Amended and Restated Shareholder Rights             Incorporated by
                 Agreement                                                 reference


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